JANUS CAPITAL

Group

Investor Contact:	November 17, 2003
Steve Belgrad, 303-394-7706

Media Contact:
Blair Johnson, 720-210-1439

JANUS EXECUTIVES TO SPEAK AT INVESTOR CONFERENCE

DENVER – Two top executives of Janus Capital Group Inc. (NYSE: JNS) – Chief Operating Officer Girard Miller and Chief Financial Officer Loren Starr – are scheduled to speak at the Merrill Lynch Banking and Financial Services Investor Conference in New York on Wednesday, November 19 at 1:50 p.m. EST.

Presentation materials will be available on the Janus Capital Group Investor Relations site at http://ir.janus.com beginning at 1:30 p.m. EST on November 19. The audio from their presentations will be broadcast live on the conference Web site address:

http://webcast.on24.com/clients/merrill/conference_031118/submit.html?presenter=janus

Any questions concerning the presentation should be directed to Janus’ Corporate Communications department at 800-628-1577.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. In addition, Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC. Prior to the anticipated close of the DST transaction, Janus Capital Group owns approximately 34% of DST Systems, Inc. (NYSE: DST).

# # #